Exhibit 10.5

Execution Version

SERIES X PREFERENCE SHAREHOLDER AGREEMENT

This SERIES X PREFERENCE SHAREHOLDER AGREEMENT (this “Agreement”) is made and entered into as of July 5, 2021 by and among the persons identified on Schedule I hereto (each, a “Shareholder” and collectively the “Shareholders”), CF Acquisition Corp. V, a Delaware corporation (“SPAC”), Satellogic Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands (“PubCo”) and Nettar Group, Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the July ___, 2021 (as amended from time to time, the “Merger Agreement”) by and among PubCo, SPAC, Ganymede Merger Sub 1 Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), Ganymede Merger Sub 2 Inc., a Delaware corporation and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”) and the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, each Shareholder owns the number of Series X Preference Shares of the Company, par value $0.00001 per share, set forth next to the name of such Shareholder on Schedule I (the “Series X Shares”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

Section 1 Agreement to Not Redeem. Subject to the occurrence of the Closing under the Merger Agreement, each Shareholder agrees that (i) notwithstanding anything contained in (x) Regulation 26 of the Company Articles or any other provision thereof, (y) the Company Memorandum, or (z) any other agreement to which such Shareholder is a party, such Shareholder waives its right to redeem (or require the Company to redeem), and any obligation of the Company to redeem, the Series X Shares owned by such Shareholder, and (ii) the Series X Shares owned by such Shareholder shall automatically (without any further action on the part of the Company, such Shareholder or any person or entity) convert at the Initial Merger Effective Time into such number of newly issued PubCo Class A Ordinary Shares as set forth in the Company Governing Documents. For illustration purposes only, if such Shareholder acquired 1,000 Series X Shares (at a per of $10 per share) on April 23, 2021, and Initial Merger Effective Time falls on October 23, 2021, and assuming a SPAC Transaction Conversion Price (as defined in the Company Memorandum) of $10, such Shareholder shall be entitled to receive 1,035 PubCo Class A Ordinary Share (taking into account the cumulative dividend on the Series X Shares at the Series X Dividend Rate for such six-month period).

Section 2 Additional Shares. In the event the Adjustment Period VWAP is less than $10.00 per PubCo Class A Ordinary Share, each Shareholder shall be entitled to receive a number of additional PubCo Class A Ordinary Shares equal to the product of (x) the sum of the PubCo Class A Ordinary Shares that such Shareholder holds through the Effectiveness Date, multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “Shareholder Additional Shares”); provided that in the event the Adjustment Period VWAP is less than $8.00, the Adjustment Period VWAP for purposes of this calculation shall be deemed to be $8.00 (i.e., in no event shall the number of Shareholder Additional Shares exceed 25% of the number of PubCo Class A Ordinary Shares that such Shareholder holds through the Effectiveness Date).

Definitions: for the purpose of this Section 2:

“Adjustment Period” shall mean the 30 calendar day period ending on (and including) the Effectiveness Date.

“Adjustment Period VWAP” means the volume weighted average price of a PubCo Class A Ordinary Share, as reported on the Trading Market, determined for the Trading Days that occur during the Adjustment Period (as reported on Bloomberg).

“Effectiveness Date” means the date on which the registration statement registering the resale of the PubCo Ordinary Shares issued pursuant to the PIPE Subscription Agreements is declared effective by the Securities and Exchange Commission.

“Trading Day” means any day on which the Trading Market is open for trading.

“Trading Market” means the national stock exchange on which the Issuer Shares are listed for trading, which shall be either Nasdaq Stock Market (“Nasdaq”) or The New York Stock Exchange (“NYSE”).

“PubCo Class A Ordinary Shares” means Class A Ordinary Shares of PubCo, par value $0.0001 per share.

Section 3 No Transfers.

(a) Each Shareholder hereby agrees not to, during the period beginning on the date of this Agreement and terminating when this Agreement terminates in accordance with Section 4.5 hereof, Transfer (as defined below), or cause to be Transferred, any Series X Shares owned of record or beneficially by such Shareholder, or any voting rights with respect thereto (“Subject Securities”), or enter into any Contract with respect to conducting any such Transfer. Any Transfer or attempted Transfer of any Subject Securities in violation of any provision of this Agreement shall be void ab initio and of no force or effect. “Transfer” means (i) any direct or indirect sale, tender pursuant to a tender or exchange offer, assignment, encumbrance, disposition, pledge, hypothecation, gift or other transfer (by operation of law or otherwise), either voluntary or involuntary, of any capital stock, options or warrants or any interest or (ii) in respect of any capital stock, options or warrants or interest (including any beneficial ownership interest) in any capital stock, options or warrants to directly or indirectly enter into any swap, derivative or other agreement, transaction or series of transactions, in each case referred to in this clause (ii) that has an exercise or conversion privilege or a settlement or payment mechanism determined with reference to, or derived from the value of, such capital stock, options or warrants and that hedges or transfers, in whole or in part, directly or indirectly, the economic consequences of such capital stock, options or warrants or interest (including any beneficial ownership interest) in capital stock, options or warrants whether any such transaction, swap, derivative or series of transactions is to be settled by delivery of securities, in cash or otherwise. A “Transfer” shall not include the transfer of Subject Securities by a Shareholder to such Shareholder’s estate, such Shareholder’s immediate family, to a trust for the benefit of such Shareholder’s family, upon the death of such Shareholder or to an Affiliate of such Shareholder (each such transferee a “Permitted Transferee” and each such transfer, a “Permitted Transfer”). As a condition to any Permitted Transfer, the applicable Permitted Transferee shall be required to become a party to this Agreement by signing a joinder agreement hereto in form and substance reasonably satisfactory to the Company (a “Joinder”). References to “the parties hereto” and similar references shall be deemed to include any later party signing a Joinder.

(c) Each Shareholder hereby agrees not to, and not to permit any Person under such Shareholder’s control to deposit any of such Shareholder’s Series X Shares in a voting trust or subject any of the Shareholder Shares owned beneficially or of record by such Shareholder to any arrangement with respect to the voting of such Series X Shares other than agreements entered into with the Company.

Section 4 General.

4.1. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email during normal business hours at the location of the recipient, and otherwise on the next following Business Day, addressed as follows:

If to SPAC:

CF Acquisition Corp. V

110 East 59th Street

New York, NY 10022

Attention: Chief Executive Officer

Email: CFV@cantor.com

with a copy to (which shall not constitute notice):

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: Kenneth A. Lefkowitz
Facsimile: +1 212 299-6557
Email: ken.lefkowitz@hugheshubbard.com

If to the Company or PubCo:

Nettar Group Inc.
Email: ceo@satellogic.com, gc@satellogic.com
Attention: Emiliano Kargieman

with a copy (which shall not constitute notice) to:

Friedman Kaplan Seiler & Adelman LLP
7 Times Square
New York, NY 10036-6516
Email: areindel@fklaw.com
Attention: Asaf Reindel

and

Greenberg Traurig LLP
333 SE 2nd Avenue
Suite 4400
Miami, FL 33131
Email: annexa@gtlaw.com
Attention: Alan I. Annex

If to a Shareholder, at such Shareholder’s address set forth on Schedule I with a copy (which shall not constitute notice) to:

Friedman Kaplan Seiler & Adelman LLP
7 Times Square
New York, NY 10036-6516
Email: areindel@fklaw.com
Attention: Asaf Reindel

and

Greenberg Traurig LLP
333 SE 2nd Avenue
Suite 4400
Miami, FL 33131
Email: annexa@gtlaw.com
Attention: Alan I. Annex

4.2 Governing Law; Jurisdiction; Waiver of Jury Trial; Other Provisions. Sections 11.2, 11.4, 11.7, 11.8, and 11.10 through 11.15 of the Merger Agreement shall apply to this Agreement mutatis mutandis.

4.3 Failure or Delay Not Waiver; Remedies Cumulative. No provision of this Agreement may be waived except by a written instrument signed by the party against whom such waiver is to be effective. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay on the party of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of any rights or remedies otherwise available.

4.4 Costs and Expenses. Each party to this Agreement will pay his, her or its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.

4.5. Termination. This Agreement shall terminate on the earlier to occur of (a) the Closing, or (b) the termination of the Merger Agreement in accordance with its terms; provided, however, that no termination of this Agreement shall relieve or release any Shareholder from any obligations or liabilities arising out of such Shareholder’s breaches of this Agreement prior to such termination.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Series X Preference Shareholder Agreement as of the date first written above.

CF ACQUISITION CORP. V

By:
Name:
Title:

SATELLOGIC INC.

By:
Name:
Title:

NETTAR GROUP, INC.

By:
Name:
Title:

[Signatures continue on following pages]

[Signature Page to Series X Preference Shareholder Agreement]

[SHAREHOLDER]

[Signature Page to Series X Preference Shareholder Agreement]

SCHEDULE I

Shareholder & Notice Address	Number of Series X Shares	Beneficial or Record Ownership

Exhibit A

Form of Spousal Consent

SERIES X PREFERENCE SHAREHOLDER AGREEMENT
SPOUSAL CONSENT

I ____________________, spouse of ____________________, have read and approve the foregoing Series X Preference Shareholder Agreement, dated as of date hereof, by and among my spouse, CF Acquisition Corp. V, Satellogic Inc. and Nettar Group Inc., by and among my spouse and Satellogic Inc. (collectively, the “Agreements”). In consideration of the terms and conditions as set forth in the Agreements, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreements, and agree to be bound by the provisions of the Agreements insofar as I may have any rights or obligations in the Agreements under the community property laws or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreements.

Date _____________________________________________

Signature of Spouse _________________________________

Printed Name of Spouse ______________________________

WITNESSED BY:

Date ____________________________________________

Signature ________________________________________

Printed Name _____________________________________